Exhibit 99.1

Teradyne Reports Third Quarter 2023 Results

•
Revenue and earnings above the mid-point of Q3 guidance
•
Revenue of $704 million in Q3’23, down 15% from Q3’22
•
Robotics demand stabilized, Q3'23 revenue down 4% from Q3'22, up 20% from Q2'23
•
Returned $136 million to shareholders in share repurchases and dividends in Q3’23

	Q3'23	Q3'22	Q2'23
Revenue (mil)	$704	$827	$684
GAAP EPS	$0.78	$1.10	$0.73
Non-GAAP EPS	$0.80	$1.15	$0.79

NORTH READING, Mass. – October 25, 2023 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $704 million for the third quarter of 2023 of which $498 million was in Semiconductor Test, $83 million in System Test, $37 million in Wireless Test and $86 million in Robotics. GAAP net income for the third quarter was $128 million or $0.78 per diluted share. On a non-GAAP basis, Teradyne’s net income in the third quarter was $132 million, or $0.80 per diluted share, which excluded restructuring and other charges, acquired intangible asset amortization, discrete income tax items and included the related tax impact on non-GAAP adjustments.

“Greater than planned Robotics shipments and sequential growth in Semiconductor Test combined to drive sales and profits to the high end of our Q3 guidance range,” said Teradyne CEO Greg Smith. “As we enter Q4, test demand is focused on technology investments with limited capacity expansion purchases expected in the quarter. In Robotics, demand has stabilized and we anticipate delivering second half results in-line with our July outlook, finishing the year achieving record quarterly shipments.”

Guidance for the fourth quarter of 2023 is revenue of $640 million to $700 million, with GAAP net income of $0.58 to $0.78 per diluted share and non-GAAP net income of $0.61 to $0.81 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, restructuring and other charges and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the third quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, October 26, 2023. Interested investors should access the webcast at http://investors.teradyne.com/events-presentations. Presentation materials will be available starting at 8:30 a.m. ET. A replay will also be available at the website.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, stock compensation modification expense, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) test technology helps bring high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its robotics offerings include collaborative and mobile robots that help manufacturers of all sizes increase productivity, improve safety, and lower costs. In 2022, Teradyne had revenue of $3.2 billion and today employs over 6,600 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the impact of supply chain conditions on the business, customer sales expectations, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, the impact of the Israel-Hamas conflict, the continued impact of the global COVID-19 pandemic, and the impact of U.S. and Chinese export and tariff laws, including regulations published by the U.S. Department of Commerce. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, customer sales, supply chain conditions or improvements, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, the impact of the Israel-Hamas conflict, the impact of any tariffs or export controls imposed by the U.S. or China, compliance with trade protection measures or export restrictions, the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers, the impact of U.S. Department of Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, or the impact of regulations published by the U.S. Department of Commerce relating to the export of semiconductors and semiconductor manufacturing equipment destined to certain end users and for certain end uses in China. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Specifically, Teradyne’s 2026 earnings model is aspirational and includes many assumptions. There can be no assurance that these assumptions will be accurate or that model results will be achieved. As set forth below, there are many factors that could cause our 2026 earnings model and actual results to differ materially from those presently expected. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On October 7, 2022, the U.S. Department of Commerce published regulations restricting the export to China of advanced semiconductors, supercomputer technology, equipment for the manufacturing of advanced semiconductors and components and technology for the manufacturing in China of certain semiconductor manufacturing equipment. As previously disclosed, the restrictions impacted Teradyne’s sales to certain companies in China and Teradyne’s manufacturing and development operations in China. Teradyne mitigated the impact of these restrictions on its business by obtaining licenses from the Department of Commerce. On October 17, 2023, the Department of Commerce released new rules updating the exporting controls issued on October 7, 2022. The new rules which take effect on November 17, 2023 significantly limit the impact of the October 7, 2022 restrictions on Teradyne’s business. However, the regulations may continue to have an adverse impact on certain actual or potential customers of Teradyne and on the global semiconductor industry. To the extent the regulations impact actual and potential customers or disrupt the global semiconductor industry, Teradyne’s business and revenues will be adversely impacted.

Important factors that could cause actual results, the 2026 earnings model, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Robotics business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the Company’s best interests; additional U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the Israel-Hamas conflict; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2023. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2023

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net revenues	$703,732	$684,437	$827,073	$2,005,699	$2,423,209
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	305,441	281,945	341,694	848,495	976,508
Gross profit	398,291	402,492	485,379	1,157,204	1,446,701
Operating expenses:
Selling and administrative (2)	138,330	145,695	135,632	434,979	415,351
Engineering and development	104,413	105,706	111,715	315,881	331,781
Acquired intangible assets amortization	4,720	4,825	4,729	14,348	14,663
Restructuring and other (3)	6,856	6,358	1,796	15,251	19,554
Operating expenses	254,319	262,584	253,872	780,459	781,349
Income from operations	143,972	139,908	231,507	376,745	665,352
Interest and other (income) expense (4)	(308)	(4,494)	5,310	(9,022)	20,204
Income before income taxes	144,280	144,402	226,197	385,767	645,148
Income tax provision	16,164	24,352	42,712	54,069	101,948
Net income	$128,116	$120,050	$183,485	$331,698	$543,200

Net income per common share:
Basic	$0.83	$0.78	$1.17	$2.14	$3.41
Diluted	$0.78	$0.73	$1.10	$2.01	$3.17
Weighted average common shares - basic	153,762	154,760	156,364	154,809	159,325
Weighted average common shares - diluted (5)	164,050	164,751	166,733	165,037	171,156

Cash dividend declared per common share	$0.11	$0.11	$0.11	$0.33	$0.33

(1)
Cost of revenues includes:

	Quarter Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Provision for excess and obsolete inventory	$11,728	$5,731	$12,234	$23,069	$18,929
Sale of previously written down inventory	(1,198)	(2,463)	(269)	(4,046)	(980)
	$10,530	$3,268	$11,965	$19,023	$17,949

(2)
For the nine months ended October 1, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.
(3)
Restructuring and other consists of:

	Quarter Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Employee severance	$4,658	$5,140	$1,215	$11,835	$2,148
Contract termination	1,511	—	—	1,511	$-
Litigation settlement	—	—	—	—	14,700
Acquisition related expenses and compensation	—	—	—	—	(201)
Other	687	1,218	581	1,905	2,907
	$6,856	$6,358	$1,796	$15,251	$19,554

(4)
Interest and other includes:

	Quarter Ended			Nine Months Ended
	October 1, 2023	July 2, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Pension actuarial losses	$72	$53	$—	$125	$—

(5)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended October 1, 2023, July 2, 2023 and October 2, 2022, 0.6 million, 0.7 million and 1.5 million shares, respectively, have been included in diluted shares. For the nine months ended October 1, 2023 and October 2, 2022, 0.8 million and 2.0 million shares, respectively, have been included in diluted shares. For the quarters ended October 1, 2023, July 2, 2023 and October 2, 2022, diluted shares also included 9.2 million, 8.9 million and 8.3 million shares, respectively, from the convertible note hedge transaction. For the nine months ended October 1, 2023 and October 2, 2022, diluted shares included 9.0 million and 9.1 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	October 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$636,961	$854,773
Marketable securities	79,570	39,612
Accounts receivable, net	455,878	491,145
Inventories, net	322,632	325,019
Prepayments	593,366	532,962
Other current assets	10,952	14,404
Total current assets	2,099,359	2,257,915
Property, plant and equipment, net	436,449	418,683
Operating lease right-of-use assets, net	78,978	73,734
Marketable securities	103,911	110,777
Deferred tax assets	162,669	142,784
Retirement plans assets	11,403	11,761
Other assets	37,581	28,925
Acquired intangible assets, net	39,165	53,478
Goodwill	401,140	403,195
Total assets	$3,370,655	$3,501,252
Liabilities
Accounts payable	$176,117	$139,722
Accrued employees’ compensation and withholdings	155,246	212,266
Deferred revenue and customer advances	109,445	148,285
Other accrued liabilities	122,609	112,271
Operating lease liabilities	18,026	18,594
Income taxes payable	35,687	65,010
Current debt	23,529	50,115
Total current liabilities	640,659	746,263
Retirement plans liabilities	123,244	116,005
Long-term deferred revenue and customer advances	34,405	45,131
Long-term other accrued liabilities	17,114	15,981
Deferred tax liabilities	238	3,267
Long-term operating lease liabilities	69,364	64,176
Long-term income taxes payable	44,331	59,135
Total liabilities	929,355	1,049,958
Shareholders’ equity	2,441,300	2,451,294
Total liabilities and shareholders’ equity	$3,370,655	$3,501,252

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Cash flows from operating activities:
Net income	$128,116	$183,485	$331,698	$543,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,627	23,442	68,858	67,902
Stock-based compensation	12,787	12,298	45,236	37,420
Provision for excess and obsolete inventory	11,728	12,234	23,069	18,929
Amortization	4,503	4,917	14,083	15,012
Deferred taxes	(10,455)	(4,776)	(24,026)	(28,373)
Losses (gains) on investments	1,586	2,463	(3,159)	11,436
Other	80	218	(13)	740
Changes in operating assets and liabilities
Accounts receivable	32,884	150,632	30,191	4,248
Inventories	20,240	(22,135)	6,395	(68,817)
Prepayments and other assets	(34,398)	420	(63,982)	(94,331)
Accounts payable and other liabilities	28,513	(28,071)	3,999	(71,682)
Deferred revenue and customer advances	(14,579)	(20,059)	(49,517)	(5,896)
Retirement plans contributions	(1,216)	(1,279)	(3,698)	(3,897)
Income taxes	(29,069)	(42,185)	(42,683)	(31,370)
Net cash provided by operating activities	174,347	271,604	336,451	394,521
Cash flows from investing activities:
Purchases of property, plant and equipment	(34,604)	(38,929)	(115,306)	(128,672)
Purchases of marketable securities	(38,768)	(19,294)	(137,786)	(267,175)
Issuance of convertible loan	(5,000)	—	(5,000)	—
Proceeds from maturities of marketable securities	49,450	42,440	71,447	182,092
Proceeds from sales of marketable securities	1,386	115,558	36,963	259,200
Proceeds from life insurance	—	—	460	—
Net cash (used for) provided by investing activities	(27,536)	99,775	(149,222)	45,445
Cash flows from financing activities:
Repurchase of common stock	(118,647)	(217,201)	(346,492)	(750,000)
Dividend payments	(16,897)	(17,136)	(51,081)	(52,578)
Payments of convertible debt principal	(9,277)	(9,713)	(26,735)	(52,005)
Payments related to net settlement of employee stock compensation awards	(278)	(207)	(20,586)	(32,987)
Issuance of common stock under stock purchase and stock option plans	17,485	12,197	34,084	28,733
Net cash used for financing activities	(127,614)	(232,060)	(410,810)	(858,837)
Effects of exchange rate changes on cash and cash equivalents	4,556	(596)	5,769	7,418
Increase (decrease) in cash and cash equivalents	23,753	138,723	(217,812)	(411,453)
Cash and cash equivalents at beginning of period	613,208	572,023	854,773	1,122,199
Cash and cash equivalents at end of period	$636,961	$710,746	$636,961	$710,746

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	October 1, 2023	% of Net Revenues	July 2, 2023	% of Net Revenues	October 2, 2022	% of Net Revenues
Net revenues	$703.7		$684.4		$827.1
Gross profit GAAP and non-GAAP	398.3	56.6%	402.5	58.8%	485.4	58.7%
Income from operations - GAAP	144.0	20.5%	139.9	20.4%	231.5	28.0%
Restructuring and other (1)	6.9	1.0%	6.4	0.9%	1.8	0.2%
Acquired intangible assets amortization	4.7	0.7%	4.8	0.7%	4.7	0.6%
Income from operations - non-GAAP	$155.6	22.1%	$151.1	22.1%	$238.0	28.8%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	October 1, 2023	% of Net Revenues	Basic	Diluted	July 2, 2023	% of Net Revenues	Basic	Diluted	October 2, 2022	% of Net Revenues	Basic	Diluted
Net income - GAAP	$128.1	18.2%	$0.83	$0.78	$120.1	17.5%	$0.78	$0.73	$183.5	22.2%	$1.17	$1.10
Restructuring and other (1)	6.9	1.0%	0.04	0.04	6.4	0.9%	0.04	0.04	1.8	0.2%	0.01	0.01
Acquired intangible assets amortization	4.7	0.7%	0.03	0.03	4.8	0.7%	0.03	0.03	4.7	0.6%	0.03	0.03
Pension mark-to-market adjustment (2)	0.1	0.0%	0.00	0.00	0.1	0	0	0	—	—	—	—
Exclude discrete tax adjustments	(4.8)	-0.7%	(0.03)	(0.03)	0.5	0.1%	0.00	0.00	(0.5)	-0.1%	(0.00)	(0.00)
Non-GAAP tax adjustments	(3.5)	-0.5%	(0.02)	(0.02)	(2.9)	-0.4%	(0.02)	(0.02)	(0.3)	0.0%	(0.00)	(0.00)
Convertible share adjustment (3)	—	—	—	—	—	—	—	—	—	—	—	0.01
Net income - non-GAAP	$131.5	18.7%	$0.86	$0.80	$129.0	18.8%	$0.83	$0.79	$189.2	22.9%	$1.21	$1.15

GAAP and non-GAAP weighted average common shares - basic	153.8				154.8				156.4
GAAP weighted average common shares - diluted	164.1				164.8				166.7
Exclude dilutive shares related to convertible note transaction	(0.6)				(0.7)				(1.5)
Non-GAAP weighted average common shares - diluted	163.4				164.1				165.2

(1)
Restructuring and other consists of:

	Quarter Ended
	October 1, 2023	July 2, 2023	October 2, 2022
Employee severance	$4.7	$5.1	$1.2
Contract termination	1.5	—	—
Other	0.6	1.2	0.6
	$6.9	$6.4	$1.8

(2)
For the quarter ended October 1, 2023 and July 2, 2023 adjustment to exclude actuarial loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(3)
For the quarters ended October 2, 2022, the non-GAAP diluted EPS calculation adds back $0.2 million of convertible debt interest expense to non-GAAP net income. For the quarters ended October 1, 2023, July 2, 2023, and October 2, 2022, non-GAAP weighted average diluted common shares include 9.2 million, 8.9 million and 8.3 million shares, respectively, from the convertible note hedge transaction.

	Nine Months Ended
	October 1, 2023	% of Net Revenues	October 2, 2022	% of Net Revenues
Net Revenues	$2,005.7		$2,423.2
Gross profit GAAP and non-GAAP	1,157.2	57.7%	1,446.7	59.7%
Income from operations - GAAP	376.7	18.8%	665.4	27.5%
Restructuring and other (1)	15.3	0.8%	19.6	0.8%
Acquired intangible assets amortization	14.3	0.7%	14.7	0.6%
Equity modification charge (2)	5.9	0.3%	—	—
Income from operations - non-GAAP	$412.2	20.6%	$699.7	28.9%

			Net Income per Common Share				Net Income per Common Share
	October 1, 2023	% of Net Revenues	Basic	Diluted	October 2, 2022	% of Net Revenues	Basic	Diluted
Net income - GAAP	$331.7	16.5%	$2.14	$2.01	$543.2	22.4%	$3.41	$3.17
Restructuring and other (1)	15.3	0.8%	0.10	0.09	19.6	0.8%	0.12	0.11
Acquired intangible assets amortization	14.3	0.7%	0.09	0.09	14.7	0.6%	0.09	0.09
Equity modification charge (2)	5.9	0.3%	0.04	0.04	—	—	—	—
Pension mark-to-market adjustment (3)	0.1	0.0%	0.00	0.00	—	—	—	—
Exclude discrete tax adjustments	(6.7)	-0.3%	(0.04)	(0.04)	(9.3)	-0.4%	(0.06)	(0.05)
Non-GAAP tax adjustments	(8.8)	-0.4%	(0.06)	(0.05)	(5.9)	-0.2%	(0.04)	(0.03)
Convertible share adjustment (4)	—	—	—	0.01	—	—	—	0.04
Net income - non-GAAP	$351.8	17.5%	$2.27	$2.14	$562.3	23.2%	$3.53	$3.33

GAAP and non-GAAP weighted average common shares - basic	154.8				159.3
GAAP weighted average common shares - diluted	165.0				171.2
Exclude dilutive shares from convertible note	(0.8)				(2.0)
Non-GAAP weighted average common shares - diluted	164.2				169.2

(1)
Restructuring and other consists of:

	Nine Months Ended
	October 1, 2023	October 2, 2022
Employee severance	$11.8	$2.1
Contract termination	1.5	—
Acquisition related expenses and compensation	—	(0.2)
Litigation settlement	—	14.7
Other	1.9	2.9
	$15.3	$19.6

(2)
For the nine months ended October 1, 2023, selling and administrative expenses include an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.
(3)
For the nine months ended October 1, 2023 adjustment to exclude actuarial loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(4)
For the nine months ended October 1, 2023, July 2, 2023 and October 2, 2022, the non-GAAP diluted EPS calculation adds back $0.2 million and $0.7 million, respectively, of convertible debt interest expense to non-GAAP net income. For the nine months ended October 1, 2023 and October 2, 2022, non-GAAP weighted average diluted common shares include 9.0 million and 9.1 million shares, respectively, related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2023 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$640 million	to	$700 million
GAAP net income per diluted share	$0.58		$0.78
Exclude acquired intangible assets amortization	0.03		0.03
Exclude restructuring and other charges	0.01		0.01
Non-GAAP tax adjustments	(0.01)		(0.01)
Non-GAAP net income per diluted share	$0.61		$0.81

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations